UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2005

ASIA PREMIUM TELEVISION GROUP, INC

(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District, Beijing, 100026, P.R.C.

(Address of principal executive Offices)                           (Zip Code)

Registrant’s telephone number, including area code 86-10-6582-7900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Asia Premium Television Group Inc. (the “Company”) dismissed its independent accountants, Pritchett, Siler & Hardy on May 26, 2005.  During the two most recent years there was no adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope or accounting principles contained in the accountants report on the financial statements of the Company.  There were no disagreements with Pritchett, Siler & Hardy on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures, which disagreements if not resolved to the satisfaction of Pritchett, Siler & Hardy would have caused them to make reference thereto in their reports on the financial statements. The board of directors of the Company approved the dismissal of Pritchett, Siler & Hardy as the Company’s independent accountants.

The Company has engaged HJ & Associates as the Company’s independent accountants effective as of May 26, 2005.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits.

Exhibit 16.1  Letter on Change in Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

ASIA PREMIUM TELEVISION GROUP, INC.

Date:

May 26, 2005

By:

/s/ Miao Bulin

Name: Miao Bulin

Title: Finance Manager

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